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                               ACADIA REALTY TRUST

                                     BYLAWS

                                   ARTICLE I

                                     OFFICES

         Section 1. PRINCIPAL OFFICE. The principal office of the Trust shall be located at 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605 or at such other place or places as the Trustees may designate.

         Section 2. ADDITIONAL OFFICES. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. PLACE. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the notice of the meeting.

         Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of Trustees and the transaction of any business within the powers of the Trust shall be held each year on a date and at the time set by the Trustees.

         Section 3. SPECIAL MEETINGS. The president or one-third of the Trustees may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than 40% of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Trust of such costs, the secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding twelve months.

         Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of shareholders, the secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.


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         Section 5. SCOPE OF NOTICE. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

         Section 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; provided, however, this section shall not affect any requirement under any statute, the Declaration of Trust or these Bylaws regarding the vote necessary for the adoption of any measure. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any meeting of shareholders, regardless of whether a quorum is present or is not present, may be adjourned from time to time by the chairman of the meeting, or by the Board of Trustees, or by the shareholders entitled to vote at such meeting, present in person or by proxy, by a majority in voting power thereof. Any such adjournment of a meeting may be to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 120 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         The shareholders present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 7. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

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         Section 8. PROXIES. A shareholder may vote the shares owned of record by him, either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of directors of such corporation or other entity presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

         Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Trustees may adopt by resolution a procedure by which a shareholder may certify in writing to the Trust that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Trust; and any other provisions with respect to the procedure which the Trustees consider necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

         Notwithstanding any other provision of the Declaration of Trust or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland shall not apply to shares acquired or owned, directly or indirectly, by any person acting in concert with, or any "group" (as defined in Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder).

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         Section 10. INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         The chairman of the meeting shall cause a copy of the inspector's report to be delivered to the Trustees as soon as practicable after the meeting.

         Section 11. REPORTS TO SHAREHOLDERS. The Trustees shall deliver or cause to be delivered to the shareholders such reports of the business and operations of the Trust as are required under applicable federal, state or stock exchange rules and regulations.

         Section 12. NOMINATIONS AND SHAREHOLDER BUSINESS.

         (a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the procedures set forth in the Trust's notice of meeting, if any,
(ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 12(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

                  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph
(a) (1) of this Section 12, the shareholder must have given timely notice thereof in writing to the secretary of the Trust. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee, all information relating to such person that is required to be disclosed in


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solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation l4A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust's books, and of such beneficial owner and (y) the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a) (2) of this Section 12 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

         (b) Specia1 Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected pursuant to the Trust's notice of meeting (i) by or at the direction of the Board of Trustees or (ii) by any shareholder of the Trust who is a shareholder of record at the time of giving of notice provided for in this Section 12(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the shareholder's notice required by Section 12(a)(2) shall be delivered to the secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.

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         (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such defective nomination or proposal be disregarded.

                  (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this section 12, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 13. INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

         Section 14. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                                   ARTICLE III

                                    TRUSTEES

         Section 1. GENERAL POWERS; QUALIFICATIONS. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability.

         Section 2. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

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         Section 3. SPECIAL MEETINGS. Special meetings of the Trustees may be called by or at the request of the president or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

         Section 4. NOTICE. Notice of any special meeting of the Trustees shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each Trustee at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the Trustee or his or her agent is personally given such notice in a telephone call to which the Trustee or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Trust by the Trustee. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.(1)

         Section 5. QUORUM. A majority of the Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.




---------------
(1) Reflects Amendment No. 1 previously adopted by the Trustees, effective March 16, 2005.

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         The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

         Section 6. VOTING. The action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute, the Declaration of Trust or these bylaws.

         Section 7. TELEPHONE MEETINGS. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 8. INFORMAL ACTION BY TRUSTEES. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each Trustee and such written consent is filed with the minutes of proceedings of the Trustees.

         Section 9. VACANCIES. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than three Trustees remain). Any vacancy (including a vacancy created by an increase in the number of Trustees) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the Trustees. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he is replacing.

         Section 10. COMPENSATION. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, fixed sums per year and/or per meeting. Expenses of attendance, if any, may be allowed to Trustees for attendance at each annual, regular or special meeting of the Trustees or of any committee thereof; but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor provided that any such compensation is approved in advance by resolution of the Trustees.

         Section 11. REMOVAL OF TRUSTEES. The shareholders may, at any time, remove any Trustee, with or without cause, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter and may, by the affirmative vote of a majority of all votes entitled to be cast on the matter, elect a successor to fill any resulting vacancy for the balance of the term of the removed Trustees.

         Section 12. LOSS OF DEPOSITS. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

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         Section 13. SURETY BONDS. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

         Section 14. RELIANCE. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

         Section 15. CERTAIN RIGHTS OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. The Trustees shall have no responsibility to devote their full time to the affairs of the Trust. Any Trustee or officer, employee or agent of the Trust, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Trust.

         Section 16. LEAD TRUSTEE. The independent Trustees shall elect annually, from among themselves, a Lead Trustee. The duties of the Lead Trustee shall be to chair discussions among the independent Trustees, to facilitate their communication with each other and management, and to be the spokesperson on behalf of the independent Trustees in matters dealing with the press and public when called upon.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Trustees may appoint from among their members an Executive Committee, an Audit Committee and other committees, composed of two or more Trustees, to serve at the pleasure of the Trustees.

         Section 2. POWERS. The Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

         Section 3. MEETINGS. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.

         Section 4. TELEPHONE MEETINGS. Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

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         Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

         Section 6. NOTICE. Notice of any committee meeting shall be given in the same manner as notice of special meetings of Trustees pursuant to ARTICLE III, Section 4.

                                   ARTICLE V

                                    OFFICERS

         Section 1. GENERAL PROVISIONS. The officers of the Trust may consist of a chairman of the board, a vice chairman of the board, a president, one or more vice presidents, a treasurer, one or more assistant treasurers, a secretary, and one or more assistant secretaries. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

         Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

         Section 3. VACANCIES. A vacancy in any office may be filled by the Trustees for the balance of the term.

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         Section 4. CHIEF EXECUTIVE OFFICER. The Trustees may designate a chief executive officer from among the elected officers. The chief executive officer shall have responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the administration of the business affairs of the Trust.

         Section 5. CHIEF OPERATING OFFICER. The Trustees may designate a chief operating officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

         Section 6. CHIEF FINANCIAL OFFICER. The Trustees may designate a chief financial officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the chief executive officer.

         Section 7. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The chairman of the board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the chairman of the board, the vice chairman of the board shall preside at such meetings at which he shall be present. The chairman and the vice chairman of the board may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The chairman of the board and the vice chairman of the board shall perform such other duties as may be assigned to them by the Trustees.

         Section 8. PRESIDENT. In the absence of both the chairman and the vice chairman of the board, the president shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. In the absence of a designation of a chief executive officer by the Trustees, the president shall be the chief executive officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. The president may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Trustees from time to time.

         Section 9. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Trustees. The Trustees may designate one or more vice presidents as executive vice president, senior vice president or assistant vice president or as vice president with any other similar title or for particular areas of responsibility.

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         Section 10. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;
(c) be custodian of the trust records and of the seal of the Trust; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the share transfer books of the Trust; and (f) in general perform such other duties as from time to time may be assigned to him by the president or by the Trustees.

         Section 11. TREASURER. The treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

         He shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the president and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the Trust.

         If required by the Trustees, he shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

         Section 12. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Trustees. The assistant treasurers shall, if required by the Trustees, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Trustees.

         Section 13. SALARIES. The salaries of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

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                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. CONTRACTS. Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

         Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust and in such manner as shall from time to time be determined by the Trustees.

         Section 3. DEPOSITS. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

                                  ARTICLE VII

                                     SHARES

         Section 1. CERTIFICATES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of beneficial interests held by him in the Trust. Each certificate shall be signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Trust. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Trust shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.

         Section 2. TRANSFERS. Certificates shall be treated as negotiable and title thereto and to the shares they represent shall be transferred by delivery thereof to the same extent as those of a Maryland stock corporation. Upon surrender to the Trust or the transfer agent of the Trust of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         The Trust shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

         Section 3. LOST CERTIFICATE. The Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Trustees may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as they shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

         Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken.

         In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

         If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (a) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the transfer books and the stated period of closing has expired.

         Section 5. STOCK LEDGER. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

         Section 6. FRACTIONAL SHARES; ISSUANCE OF UNITS. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

                                  ARTICLE VIII

                                 ACCOUNTING YEAR

         The Trustees shall have the power, from time to time, to fix the fiscal year of the Trust by a duly adopted resolution.

                                   ARTICLE IX

                                    DIVIDENDS

         Section 1. DECLARATION. Dividends upon the shares of the Trust may be declared by the Trustees, subject to the provisions of law and the Declaration of Trust. Dividends may be paid in cash, property or shares of the Trust, subject to the provisions of law and the Declaration.

         Section 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the Trust available for dividends such sum or sums as the Trustees may from time to time, in their absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Trust or for such other purpose as the Trustees shall determine to be in the best interest of the Trust, and the Trustees may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                      PROHIBITED INVESTMENTS AND ACTIVITIES

         Notwithstanding anything to the contrary in the Declaration of Trust, the Trust shall not make any acquisition which it does not believe is in the best interests of the Trust, and will not, without the approval of a majority of the disinterested Trustees, (i) acquire from or sell to any Trustee, officer or employee of the Trust, any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which a Trustee, officer or employee of the Trust owns more than a one percent interest or any affiliate of any of the foregoing, any of the assets or other property of the Trust, except for the acquisition of certain properties in connection with the initial public offering of shares by the Trust, which properties shall be described in the prospectus relating to such initial public offering, (ii) make any loan to or borrow from any of the foregoing persons or (iii) engage in any other transaction with any of the foregoing persons. Each such transaction will be in all respects on such terms as are, at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Trust.

                                   ARTICLE XI

                                      SEAL

         Section 1. SEAL. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its organization. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

         Section 2. AFFIXING SEAL. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

                                  ARTICLE XII

                                 INDEMNIFICATION

         To the maximum extent permitted by Maryland law in effect from time to time, the Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify (a) any Trustee, officer or shareholder or any former Trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, (b) any Trustee or officer or any former Trustee or officer (including without limitation any individual who, while a Trustee and at the request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or
(iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of his status as a shareholder or former shareholder. In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason of his status as a Trustee, officer or shareholder provided that, in the case of a Trustee or officer, the Trust shall have received (i) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification and reimbursement of expenses to a person who served a predecessor of the Trust in any of the capacities described in clause
(b) above and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor repeal of this Section, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Section, shall apply to or affect in any respect the applicability of this paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-418 of the Maryland General Corporation Law (the "MGCL") for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

                                  ARTICLE XIII

                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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                                  ARTICLE XIV

                               AMENDMENT OF BYLAWS

                  The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                        *   *   *   *   *   *   *   *   *



                  The foregoing are certified as the Amended and Restated Bylaws of the Trust adopted by the Trustees on March 9, 2006


                                                     ---------------------------
                                                     Robert Masters, Secretary